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                                                                       EXHIBIT 8


                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of Bertelsmann, Inc., a Delaware corporation ("Bertelsmann, Inc."), Bertelsmann Multimedia, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Bertelsmann, Inc. ("Bertelsmann Multimedia"), Bertelsmann Publishing Group, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Bertelsmann, Inc. ("Bertelsmann Publishing"), Random House, Inc., a New York corporation and a wholly-owned direct subsidiary of Bertelsmann Publishing ("Random House, Inc.") and Random House Ventures LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of Random House, Inc. ("RH Ventures"), agrees to the joint filing of a Statement on
Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share of Audible, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filing. Each of Bertelsmann, Inc., Bertelsmann Multimedia, Bertelsmann Publishing, Random House, Inc. and RH Ventures acknowledges that it is responsible for the timely filing of its own Statement on Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning itself contained therein and that, as contemplated by Rule 13d-1(k)(1)(ii), no other person shall be responsible for the completeness or accuracy of the information concerning itself, unless such person knows or has reason to believe that such information is inaccurate. The parties to this Joint Filing Agreement expressly authorize each party to file on each other party's behalf any and all amendments to such Statement on Schedule 13D. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Date: December 3, 2004


                                    RANDOM HOUSE, INC.

                                    By: /s/  Anne Davis
                                        ----------------------------------------
                                    Name:  Anne Davis
                                    Title: Senior Vice President and Controller


                                    RANDOM HOUSE VENTURES LLC

                                    By: /s/  Anne Davis
                                        ----------------------------------------
                                    Name:  Anne Davis
                                    Title: Treasurer


                                    BERTELSMANN, INC.

                                    By: /s/  Robert J. Sorrentino
                                        ----------------------------------------
                                    Name:  Robert J. Sorrentino
                                    Title: President and Chief Operating Officer


                                    BERTELSMANN MULTIMEDIA, INC.

                                    By: /s/  Robert J. Sorrentino
                                        ----------------------------------------
                                    Name:  Robert J. Sorrentino
                                    Title: President


                                    BERTELSMANN PUBLISHING GROUP, INC.

                                    By: /s/  Robert J. Sorrentino
                                        ----------------------------------------
                                    Name:  Robert J. Sorrentino
                                    Title: President